EXHIBIT 10.11

Contract No.: CPCYK20101220

China PharmaHub Corp

Chengdu Yunke Pharmaceutical Co., Ltd.

Cooperation Agreement

Table of Contents

1. PARTIES	3

2. RECITAL	3

3. COOPERATION METHODS	4

4. COOPERATION CONCERNING SPECIFIC PROEJCTS	4

5. CONFIDENTIALITY	5

6. TERMS OF COOPERATION	5

7. FORCE MAJEURE	6

8. NOTICE	6

9. DISPUTE RESOLUTION	6

10. MISCELLANEOUS	6

Cooperation Agreement

1.     PARTIES

Party A: China PharmaHub Corp
Address: 20955 Pathfinder Road, Suite 100, Diamond Bar, California, U.S.A
Post Code: 91765
Legal Representative:  Richard Lui
Telephone: (909) 843-6388

Party B:   Chengdu Yunke Pharmaceutical Co., Ltd.
Address: Building A, 28 Nansanduan Yihuan Road, Chengdu, China
Post Code: 610041
Legal Representative:   Mingqi Li
Tel:  +86(28) 8587-6577
Fax:  +86 (28) 8554-4431

2.     RECITAL

1) Whereas China PharmaHub Corp (“CPC”), a public company in the United States, is engaged  in searching, identifying, developing and marketing biological science and technology, medicines, therapeutic methods, medical instruments and health protection products having material impacts on patients and the society and is now focusing on regions and countries like the Unites States, Europe and Middle East as to business development, plans to partner with accomplished and capable companies in China, to encourage technology transfer and commercialization of advanced medicinal technology and medical equipment.  CPC is currently in discussion of collaboration with Chinese government agencies, universities, technology transfer agency and companies and has established relationships with some. CPC established Akanas Therapeutics, Inc. and MediTherX, Inc. with scientists from Harvard and MIT in 2010. These companies use atomic structure for antibody humanization to rapidly and cost-effectively create humanized antibodies; and

2) Whereas Chengdu Yunke Pharmaceutical Co., Ltd (“Yunke”) was spun off from the Chengdu Isotope Application Institute of the Nuclear Power Institute of China, and incorporated as an independent legal entity in 2001, specializing in radioactive pharmaceutical research, product development, production, sales and technical services.  Yunke specialize in organic synthesis, analysis, biological, radiological and other laboratory chemicals. Its GMP standard factory workshop is 2,000 square meters, consisted of radioactive drug workshop, drug quality inspection center, R&D labs. Its quality inspection center is equipped with HPLC, pH meter, melting point apparatus, electronic day equal equipment. Its production workshop is equipped interlocking production line, and supporting facilities.  Yunke has successfully developed a diagnostic kit of 9 radioimmunoassay, and in vivo imaging in the diagnosis and treatment of rheumatoid arthritis innovative drugs technetium [99Tc] methylene diphosphonate injection (trade name: “Yunke”), patent (ZL94113005.1), which received award of “National Key New Product” certificate;

Now, therefore, the Parties conclude the frame agreement via friendly negotiation as below:

3.     COOPERATION METHODS

3.1  CPC will obtain projects from outside of the China region, which tallying with the development goals of Yunke and communicate with Yunke on a timely basis.

3.2 Yunke entrusts CPC to find suitable projects on its behalf in international markets and provides the requirements on the projects in detail. CPC accepts Yunke’s entrust.

3.3  As to the projects Yunke is interested, CPC shall provide project material and technical support.

3.4 As to the projects proposed by CPC, Yunke shall evaluate within 2 weeks of receiving project material and clarify its intention in further involvement on a timely basis.

3.5 For the project that Yunke intends for further involvement, Yunke shall provide the Chinese market data, market feasibility, procedure and time required to enter China in relation to the project and discuss with CPC for specific cooperation agreement.

3.6  To ensure smooth collaboration, both Parties agree to arrange regular meetings to discuss cooperation projects, including project pan, identify and monitor project progress and research and development strategy.

3.7  For projects mutually agreed to take on by both Parties, the Parties shall enter into a project specific definitive agreement with operation details, detail information required, and confirm necessary technology exchange and training plans.

4.     COOPERATION CONCERNING SPECIFIC PROEJCTS

4.1   Yunke and CPC agree to collaborate on the humanized antibody projects.  The humanized antibody platform technology is intellectual property owned by Akanas Therapeutics, Inc., a company invested by CPC.  Yunke is capable rein participating in the research, production and commercialization of humanized antibody.  Both Parties intend to jointly develop radioactive antibodies for the treatment of cancer.  The Parties agree to execute the cooperation project by following the procedures:
4.1.1 Within 1 week of executing this Agreement, the Parties will enter into project specific confidentiality agreement.

4.1.2   Within 4 weeks of executing this Agreement, both Parties shall determine a antibody cancer treatment that’s available in the market to develop into a humanized antibody with radio isotope.  Both Parties shall determine work procedures, contribution and responsibilities and enter into project specific cooperation agreement.

4.2  Yunke and CPC agree to cooperate on radioactive microsphere tumor treatments (“Microsphere”). Yunke possess invention and intellectual properties of radioactive microspheres. Both Parties agree to evaluate the feasibility of registering this product with the U.S. FDA as a medical device, and agree to evaluate this project using following steps:

4.2.1    Within 2 weeks acceptance of the Yunke radioactive microsphere patent application, Yunke shall provide relevant technical information and patent documents to CPC (in English and Chinese).

4.2.2           Within 4 weeks receiving above information, CPC shall evaluate cooperation intention and provide cooperation plan.  After mutual discussion, the Parties will enter into project specific cooperation agreement.

4.3  Yunke and CPC agree to evaluate the following technologies and enter into project specific agreements:

4.3.1  Yunke small molecule treating pain due to bone metastasis cancer.  CPC agrees to evaluate the feasibility commercializing this product in South-eastern Asia Bangladesh region within 4 weeks upon receiving the information, and propose letter of intent and project plan.

4.3.2.  Yunke level one new drug treating osteoporosis.  Yunke plans to apply for International Patent Cooperation Treaty (PCT) in January 2011, CPC agrees to evaluate the feasibility of commercialization of this product in worldwide market excluding China, and propose letter of intent and project plan.

4.3.3   Upon CPC’s completion of legal documents for life vessel physiotherapy device, CPC shall provide relevant information to Yunke.  Within 4 weeks receiving the information, Yunke shall evaluate the feasibility of this device, and propose letter of intent and project plan.

5.     CONFIDENTIALITY

<will be done soon>

6.     TERMS OF COOPERATION

6.1 Unless it is terminated as required by laws or according to the provisions given hereunder, this agreement will be effective for five years since it is executed.

6.2 Should either party fail to fulfill any obligation provided hereunder and fail to correct it within 30 days upon receiving the written notice for the other party, the other party may send written notice to terminate this agreement.

7.     FORCE MAJEURE

In case of the factors of force majeure, i.e., the events that cannot be foreseen and controlled like war, flood, fire, typhoon, earthquake, embargo and other accidents acknowledged by both parties that will prevent the agreement from being performed, the party affected may delay the performing, partially perform or not perform the agreement and may be exempted completely or partially the default liabilities.

8.     NOTICE

All the notices in relation to this agreement shall be sent to the addresses given hereunder by first-grade (registered) mail, personal delivery or fax with confirmation receipt and be deemed as being sent on the actual business date when it is received.

Name:  China PharmaHub Corp
Telephone: +001 (909)_843-6388
Address: 20955 Pathfinder Road, Suite 100, Diamond Bar, California, U.S.A
Post Code: 91765
Fax: +001 (877) 849-9553

Name:  Chengdu Yunke Pharmaceutical Co., Ltd.
Tel:  +86(28) 8587-6577
Address: Building A, 28 Nansanduan Yihuan Road, Chengdu, China
Post Code: 610041
Fax:  +86 (28) 8554-4431

9.     DISPUTE RESOLUTION

9.1 This agreement shall be governed and explained by Chinese laws.

9.2 Should any dispute arising from the interpretation or implementation of any provision hereunder, the Parties should try to settle it in good faith through negotiation. If the dispute could not be settled via negotiation, either party may file it with Hong Kong International Arbitration Center for the arbitration under the current arbitration rules of the Center. The arbitration shall take place in Hong Kong.

10.     MISCELLANEOUS

10.1 This agreement is concluded by the Parties on this 22 day of December, 2010 in Beijing and will come into effect upon being executed by both Parties.

10.2  This agreement is prepared in Chinese in two copies, each party holding one.

 (This page is the signing page for China PharmaHub Corp and Chengdu Yunke Pharmaceutical Co., Ltd.)

Party A: China PharmaHub Corp	Party B: Chengdu Yunke Pharmaceutical Co., Ltd.

Party A’s Representative: /s/ Monica Ding	Party B’s Representative: /s/ Zuoyong Cheng

(Signature and Seal)	(Signature and Seal)

Date: December 22, 2010	Date: December 22, 2010